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                                                                      EXHIBIT 15

Fleming Companies, Inc.
1945 Lakepointe Drive, Box 299013
Lewisville, Texas 75029

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Fleming Companies, Inc. and subsidiaries for the 12-week and 40-week periods ended October 6, 2001, and September 30, 2000, as indicated in our report dated October 24, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the 12 weeks ended October 6, 2001, is incorporated by reference in the following:

         (i) Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form S-8;

         (ii)     Registration Statement No. 33-36586 (1990 Fleming Stock Option
                  Plan) on Form S-8;

         (iii) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (iv)     Registration Statement No. 333-11317 (1996 Stock Incentive
                  Plan) on Form S-8;

         (v)      Registration Statement No. 333-28219 (Associate Stock Purchase
                  Plan) on Form S-8;

         (vi)     Registration Statement No. 333-80445 (1999 Stock Incentive
                  Plan) on Form S-8;

         (vii) Registration Statement No. 333-89375 (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8;

         (viii) Registration Statement No. 333-40660 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

         (ix)     Registration Statement No. 333-40670 (2000 Stock Incentive
                  Plan) on Form S-8;

         (x) Registration Statement No. 333-60176 (Shelf Registration of Common Stock Maintained on behalf of U.S. Transportation, LLC, an affiliate of The Yucaipa Companies LLC.) on Form S-3; and

         (xi) Registration Statement No. 333-60178 (5.25% Convertible Senior Subordinated Notes Due 2009 and Shares of Common Stock Issuable upon Conversion of the Notes) on Form S-3.


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP

Dallas, Texas
November 12, 2001